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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 21, 2000

R-B Rubber Products, Inc.
(Exact name of registrant as specified in its charter)

Oregon	93-0967413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
904 E. 10th Avenue, McMinnville, Oregon	97128
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number, including area code: 503-472-4691

(Former name or former address, if changed since last report): N/A

R-B RUBBER PRODUCTS, INC.
FORM 8-K
INDEX

Item	Description	Page
Item 8.	Change in Fiscal Year	2
	Signatures	3

Item 8. Change in Fiscal Year

    On February 21, 2000 the Board of Directors of R-B Rubber Products, Inc. (the "Company") voted to change the Company's fiscal year from a year ending December 31 to a year ending April 30. The Company intends to file a report on Form 10-K for the four month transition period ending April 30, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2000	R-B RUBBER PRODUCTS, INC.
	By:	/s/ RONALD L. BOGH Ronald L. Bogh President
	By:	/s/ MICHAEL J. HIGHLAND Michael J. Highland Controller (Principal Financial and Accounting Officer)

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SIGNATURES